                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                   -------------------------------------------



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)    JULY 2, 2001
                                                  ------------------

                                LIGHTBRIDGE, INC.
               (Exact Name of Registrant as Specified in Charter)


        DELAWARE                   000-21319                   04-3065140
   ------------------            --------------            ------------------
(State or other jurisdic-         (Commission                (IRS Employer
  tion of incorporation)          File Number)           Identification Number)

            67 SOUTH BEDFORD STREET, BURLINGTON, MASSACHUSETTS 01803
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code    (781) 359-4000
                                                    -------------------


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)






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ITEM 5.  OTHER EVENTS.

         On July 2, 2001, Lightbridge, Inc., a Delaware corporation ("Lightbridge" or the "Company"), issued a press release commenting on its second quarter 2001 financial outlook. Lightbridge reported that it anticipates second-quarter 2001 revenues to fall eight to ten percent short of previous expectations, due largely to a decline in non-strategic hardware sales. The Company expects to report second-quarter 2001 revenues in the range of approximately $45.0 million to $46.0 million, with earnings per share in the range of $0.19 to $.20.

         A copy of the press release issued by Lightbridge on July 2, 2001, which commented on the second quarter financial outlook, is included as
Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits.

         99.1 Press Release, dated July 2, 2001, entitled "Lightbridge, Inc. Comments on Second-Quarter Financial Outlook"

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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 LIGHTBRIDGE, INC.


                                 By: /s/ Harlan Plumley
                                     -------------------------------------------
                                     Harlan Plumley
                                     Vice President, Finance and Administration,
                                     Chief Financial Officer and Treasurer


July 5, 2001